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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                     May 24, 1996
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                   Date of Report (Date of earliest event reported)


                                 VANSTAR CORPORATION
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                (Exact Name of Registrant as Specified in its Charter)


        Delaware                       1-14192                   94-2376431
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(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)


      5964 W. Las Positas Blvd.
       Pleasanton, California                                       94566
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(Address of Principal Executive Offices)                         (Zip Code)


                                     510/734-4000
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                 (Registrant's Telephone Number, Including Area Code)


                                    Not Applicable
            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

    Effective May 24, 1996, Vanstar Corporation (the "Registrant"), through its wholly owned subsidiary, VST West, Inc., a Delaware corporation ("VST"), acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation, a New Jersey corporation ("Dataflex") and of Dataflex' wholly owned subsidiary, Dataflex Southwest Corporation, an Arizona corporation ("DSC"). The assets acquired and liabilities assumed by the Registrant and VST comprised substantially all of the assets and liabilities associated with the business operations of Dataflex and DSC known as the Dataflex Western Region and the Dataflex Southwest Region. Through the Dataflex Western Region and the Dataflex Southwest Region, Dataflex and DSC provided personal computers and related goods and services, including goods and services relating to the design, integration and management of large PC desktop and network infrastructures to customers in the states of Arizona, California, Colorado, New Mexico, Nevada and Utah.

    The acquisition was consummated pursuant to the terms of an Asset
Purchase Agreement, dated May 24, 1996, by and among the Registrant and VST, on the one hand, and Dataflex and DSC, on the other (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, Vanstar and VST agreed to pay an amount equal to $10,000,000 plus the net tangible value, as of May 31, 1996, of the assets acquired over the liabilities assumed. On May 24, 1996 Vanstar and VST paid approximately $37,000,000 in cash against the estimated purchase price of approximately $42,000,000. The Asset Purchase Agreement provides that the remaining unpaid portion of the purchase price will be paid in cash as soon as practicable following the completion of an audit of the assets acquired and liabilities assumed as of May 31, 1996. The purchase price and other provisions of the Asset Purchase Agreement were determined by arms length negotiation between the parties.

    Prior to the execution and delivery of the Asset Purchase Agreement, no material relationship existed between the Registrant, VST, any officer, director or affiliate of the Registrant or VST or any associate of any such officer or director, on the one hand, and Dataflex or DSC on the other. Contemporaneous with the consummation of the transactions contemplated in the Asset Purchase Agreement on May 24, 1996, Mr. Peter Jackson resigned his position as Co-President of Dataflex and accepted a position as a Vice President of the Registrant.

    The Registrant and VST currently expect to utilize the assets acquired from Dataflex and DSC in the conduct of the Registrant's existing business and to continue a business substantially similar to the business previously conducted by Dataflex and DSC as the Dataflex Western Region and the Dataflex Southwest Region. In making the cash payments called for in the Asset Purchase Agreement, the Registrant utilized existing working capital resources, including lines of credit between the Registrant and IBM Credit Corporation.

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    On May 24, 1996, the Registrant issued a news release relating to the transactions contemplated in the Asset Purchase Agreement, the form of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits

    Exhibit No.         Document Description

     2.1 Asset Purchase Agreement by and among Vanstar Corporation, VST West, Inc. and Dataflex Corporation and Dataflex Southwest Corporation, dated as of May 24, 1996 (Schedules and Exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (filed herewith)

    99.1 May 24, 1996 Vanstar Corporation News Release (filed herewith)

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                                      Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             VANSTAR CORPORATION


Date:  June 7, 1996     By:   /s/ H. Christopher Covington
                           ----------------------------------------------------
                             Name:  H. Christopher Covington
                             Title:  Sr. Vice President

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                                    EXHIBIT INDEX

Doc. No.      Document Description

 2.1 Asset Purchase Agreement by and among Vanstar Corporation, VST West, Inc. and Dataflex Corporation and Dataflex Southwest Corporation, dated as of May 24, 1996 (Schedules and Exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (filed herewith)

99.1          May 24, 1996 Vanstar Corporation News Release (filed herewith)